UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 28, 2008

ALLSCRIPTS-MISYS HEALTHCARE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-32085	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 506-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On November 28, 2008, the Compensation Committee of Allscripts-Misys Healthcare Solutions, Inc. (the “Company”) approved the Company’s participation in the Misys Healthcare Systems Executive Deferred Compensation Plan (the “Plan”), a nonqualified deferred compensation plan. An administrative committee (the “Administrative Committee”) comprised of Allscripts’ Chief Financial Officer, Senior Vice President of Human Resources and General Counsel and Misys plc’s Vice President, Global Rewards has responsibility for overseeing and carrying out the Plan. Participation in the Plan, which is voluntary, is limited to a select group of management and highly compensated employees of the Company, including the Company’s named executive officers, as determined annually by the Administrative Committee.

The purpose of the Plan is to allow participants to defer up to ninety percent (90%) of their base salary and one hundred percent (100%) of their awarded bonus payments. The Company may also make an annual discretionary contribution to a participant’s account. Participants are immediately vested in all amounts credited to their respective accounts under the Plan other than the Company’s discretionary contributions, in respect of which the Administrative Committee may attach vesting conditions. The investment options under the Plan consist of the investment options available under the Misys Healthcare Systems 401(k) Plan from time to time and/or such other investment options as the Administrative Committee, in its discretion, may designate.

Each time a participant elects to participate in the Plan for a plan year, he or she also will elect the time and method for payment of the deferred compensation, which may be upon termination of employment, at a specific date no earlier than January 1 in the second calendar year following the calendar year that includes the date on which the participant’s deferral election was effective or a combination of the foregoing; provided, that (i) if the participant’s employment is terminated for any reason, amounts deferred will be paid as of such termination and (ii) if there is a change of control (as defined in Section 409(A)(a)(2)(A)(v) of the Internal Revenue Code) of the Company, the Company may terminate the Plan and pay all amounts deferred by a participant in a lump sum distribution within fifteen days following such change in control. Notwithstanding the foregoing, no payment will be made under the Plan before the date that is six months after the date of a participant’s termination of employment other than (i) distributions payable on a specific date, (ii) distributions in connection with a change of control, (iii) distributions made on account of the termination of the Plan or (iv) distributions made in connection with an unforeseen emergency or disability of a participant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS-MISYS HEALTHCARE SOLUTIONS, INC.

Date: December 4, 2008	By:	/s/ Brian Vandenberg
Brian Vandenberg
Senior Vice President and General Counsel